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                                                                    Exhibit 23.2


                 NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

Section 11(a) of the Securities Act provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement, with respect to a statement in the registration statement which purports to have been prepared by the accountant.

On March 25, 2002, the Rubbermaid Retirement Plan for Collectively Bargained Associates (the "Plan") dismissed Arthur Andersen LLP as its independent auditors. Prior to the date of this Form 11-K, the Arthur Andersen partner responsible for the audit of the financial statements of the Plan as of December 31, 2000 and for the year then ended resigned from Arthur Andersen. As a result, after reasonable efforts, the Plan has been unable to obtain Arthur Andersen's written consent to the incorporation by reference into Newell Rubbermaid Inc.'s registration statement on Form S-8 (Reg. No. 333-74925) of Arthur Andersen's audit report with respect to the Plan's financial statements as of December 31, 2000 and for the year then ended. Under these circumstances, Rule 437a under the Securities Act permits the Plan to file this Form 11-K without a written consent from Arthur Andersen. However, because Arthur Andersen has not consented to the incorporation of its audit report, Arthur Andersen likely will not have any liability to participants in the Plan under Section 11(a) of the Securities Act with respect to the registration statement.